UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Ringling Blvd., Suite 310, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bond Employment Agreement

On February 27, 2020, the Company entered into an employment agreement with Michael Bond in connection with his contemplated employment as Chief Financial Officer of the Company, effective as of April 1, 2020 (the “Bond Employment Agreement”). Pursuant to the Bond Employment Agreement, Mr. Bond will receive an annual base salary of $250,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers.

As Mr. Bond’s employment is on an “at-will” basis, the Company or Mr. Bond may terminate the employment relationship at any time, with or without Cause (as defined in the Bond Employment Agreement). Upon Mr. Bond’s termination of employment for any reason, Mr. Bond will be entitled to receive a lump sum payment equal to the sum of his earned but unpaid base salary through his termination date plus his accrued but unused vacation days through his termination date, and any other benefits or rights that Mr. Bond has accrued or earned through his termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (the “Accrued Obligations”).

In addition, if Mr. Bond’s employment with the Company is terminated by the Company without Cause (as defined in the Bond Employment Agreement), or by Mr. Bond for Good Reason (as defined in the Bond Employment Agreement), then in addition to the Accrued Obligations, Mr. Bond will receive the following, subject to his execution of a release of the Company: (i) the annual bonus, if any, that Mr. Bond earned (based on actual performance) for the fiscal year ended prior to his termination date; (ii) the annual bonus, if any, that Mr. Bond would have earned (based on actual performance) for the fiscal year that includes his termination date, pro-rated to reflect services performed for the portion of the fiscal year that precedes his termination date; (iii) base salary continuation (determined without regard to any reduction in base salary that constitutes Good Reason) in accordance with the Company’s payroll practices for a period of 12 months following Mr. Bond’s termination date, provided that if Mr. Bond’s employment is terminated by the Company without Cause or he resigns for Good Reason within 13 months after a Change in Control of the Company (as defined in the Bond Employment Agreement) Mr. Bond will receive the sum of his base salary and target annual bonus, payable in installments over 12 months in accordance with the Company’s payment practices; and (iv) reimbursement for COBRA premiums, if any, paid by Mr. Bond for such continuation coverage for himself, his spouse and dependents under the Company’s group health, dental and vision plans for 12 months or until such COBRA continuation coverage otherwise expires.

The Bond Employment Agreement also provides that on April 1, 2020 Mr. Bond will receive an award of stock options to purchase a quantity of shares equal to one percent of the Company’s fully diluted outstanding shares of its common stock as of April 1, 2020 under Nasdaq Listing Rule 5635(c)(4) outside of the Company’s existing equity compensation plans (the “Inducement Options”). The per share exercise price of the Inducement Options will be the closing price of the Company’s common stock on April 1, 2020. 25% of the Inducement Options will vest and become exercisable on April 1, 2021 and the remaining 75% of the Inducement Options will vest in substantially equal monthly installments over the thirty-six (36) month period thereafter, provided that Mr. Bond remains in continuous employment with the Company through the respective vesting date. The issuance of the Inducement Options to Mr. Bond will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.

The foregoing description of the Bond Employment Agreement and the Inducement Options is not complete and is qualified in its entirety by reference to the full text of the Bond Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Bond, 62, has served as a consultant to several companies since 2016, including to the Company since January 27, 2020. He was the Chief Financial Officer of Pulse Electronics Corporation (“Pulse”) from 2013 until 2016. Prior to such time, Mr. Bond held the positions of Vice President and Treasurer of Pulse from 2011 to 2013. From 2008 to 2011, Mr. Bond was Senior Consultant and Principal at Clear Strategic Solutions, Inc., a financial and corporate development consulting firm. Mr. Bond is an experienced financial executive with over 30 years of experience, including as Head of Corporate Development and Mergers and Acquisitions at Lucent Technologies, and held similar roles at Avaya and AT&T. Mr. Bond has also held the positions of Senior Auditor at Deloitte, and Corporate Controller and VP of Finance at the Brookwood Companies, Inc. and at Bellwether, Inc. There are no arrangements or understandings between Mr. Bond and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are also no family relationships between Mr. Bond and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Branton Separation Agreement

Roger G. Branton will be stepping down as the Company’s Chief Financial Officer and Treasurer and is expected to conclude his employment with the Company on March 31, 2020. The Company expects to enter into a separation agreement with Mr. Branton in connection with the conclusion of his employment (the “Branton Separation Agreement”). Provided that Mr. Branton executes the Branton Separation Agreement and does not revoke the Branton Separation Agreement within seven days thereof, the Branton Separation Agreement is expected to provide that Mr. Branton will be entitled to receive severance pay in the form of salary continuation for 12 months for an aggregate amount of $300,000. Mr. Branton will immediately begin a transitional role until his expected March 31, 2020 separation date from the Company. The foregoing description of the Branton Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Branton Separation Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Mr. Branton is expected to continue to serve as a member of the board of directors of the Company.

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Michael Bond, dated as of February 27, 2020
10.2	Form of Separation Agreement to be executed by the Company and Roger G. Branton upon the conclusion of Roger G. Branton’s employment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer